As filed with the Securities and Exchange Commission on June 17, 2022

Registration No. 333-

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-8
REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

Taylor Morrison Home Corporation

(Exact name of Registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation or organization)	83-2026677 (IRS Employer Identification No.)

4900 N. Scottsdale Road, Suite 2000
Scottsdale, AZ 85251
(Address, including zip code, of Registrant’s principal executive offices)

Taylor Morrison 2013 Omnibus Equity Incentive Plan, As Amended
(Full title of the plan)

Darrell C. Sherman, Esq.
Executive Vice President and Chief Legal Officer
4900 N. Scottsdale Road, Suite 2000
Scottsdale, AZ 85251
(480) 840-8100
(Name, address, including zip code, and telephone number, including area code, of agent for service)

COPIES TO:

John C. Kennedy, Esq.
Lawrence G. Wee, Esq.
Paul, Weiss, Rifkind, Wharton & Garrison LLP
1285 Avenue of the Americas New York,
New York 10019–6064
(212) 373-3000

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company,” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☒	Accelerated filer	☐
Non-accelerated filer	☐	Smaller reporting company	☐
		Emerging growth company	☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act. ☐

EXPLANATORY NOTE

Taylor Morrison Home Corporation (the “Company”) is filing this Registration Statement to register an additional 983,000 shares of its common stock, par value $0.00001 per share (the “Common Stock”), for issuance under the Taylor Morrison 2013 Omnibus Equity Award Plan (as amended and restated from time to time, the “2013 Plan”). An amendment to increase the number of shares available to be awarded under the 2013 Plan from 14,178,459 shares to 15,161,459 shares was described in the Company’s definitive proxy statement, filed with the Securities Exchange Commission (the “Commission”) on April 12, 2022 and was approved by the Company’s shareholders on May 26, 2022. The Company previously filed a Registration Statement on Form S-8 on February 6, 2020 (File No. 333-236287) to register an additional 1,090,003 shares of Common Stock then authorized for issuance under the 2013 Plan (the “Existing Form S-8”). Pursuant to General Instruction E to Form S-8, the contents of the Company’s Registration Statement on the Existing Form S-8 are incorporated herein by reference except to the extent supplemented, amended or superseded by the information set forth herein. Only those items of Form S-8 containing new information not contained in the Existing Form S-8 are presented herein.

PART II

INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3.	Incorporation of Documents by Reference

The following documents filed with the Commission by the Company are incorporated by reference in this Registration Statement:

1.	The Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2021 (filed on February 23, 2022);

2.	The Company’s Quarterly Report on Form 10-Q for the quarter ended March 31, 2022 (filed on April 27, 2022);

3.	The Company’s definitive proxy statement on Schedule 14A for the fiscal year ended December 31, 2021 (filed on April 12, 2022);

4.	The Company’s Current Reports on Form 8-K (filed on March 14, 2022, May 2, 2022 and May 31, 2022); and

5.	The description of the Common Stock contained in the Company’s Registration Statement on Form 8-A/A filed pursuant to Section 12 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”) on June 10, 2019, and any amendment or report filed for the purpose of updating any such description.

In addition, all reports and documents filed by us pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act, subsequent to the date hereof and prior to the filing of a post-effective amendment which indicates that all securities offered hereby have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference herein and made a part hereof from the date of the filing of such documents.

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Item 8.	Exhibits

The following exhibits are filed or incorporated by reference as part of this Registration Statement.

Exhibit Index

Exhibit Number	Description of Exhibit

4.1	Amended and Restated Certificate of Incorporation (included as Exhibit 3.1 to Taylor Morrison Home Corporation’s Current Report on Form 8-K (File No. 001-35873), filed with the Commission on May 30, 2019, and incorporated herein by reference).

4.2	Amended and Restated By-laws (incorporated herein by reference to Exhibit 3.3 to Taylor Morrison Home Corporation’s Current Report on Form 8-K (File No. 001-35873), filed with the Commission on October 26, 2018, and incorporated herein by reference).

5.1*	Opinion of Paul, Weiss, Rifkind, Wharton & Garrison LLP regarding the legality of the Class A common stock.

10.1	Taylor Morrison Home Corporation 2013 Omnibus Equity Award Plan (amended and restated as of May 26, 2022) (incorporated by reference to Appendix A to Taylor Morrison Home Corporation’s definitive proxy statement on Schedule 14A filed on April 12, 2022).

23.1*	Consent of Deloitte & Touche LLP.

23.2*	Consent of Paul, Weiss, Rifkind, Wharton & Garrison LLP (included in Exhibit 5.1).

24.1*	Power of Attorney (included on signature pages hereto).

107*	Filing Fee Table

*	Filed herewith.

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SIGNATURES

Pursuant to the requirements of the Securities Act, Taylor Morrison Home Corporation certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Phoenix, State of Arizona, on June 17, 2022.

TAYLOR MORRISON HOME CORPORATION

By:	/s/ Sheryl D. Palmer
Name:	Sheryl D. Palmer
Title:	President and Chief Executive Officer

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POWER OF ATTORNEY

KNOW ALL PERSONS BY THESE PRESENTS, that each individual whose signature appears below hereby constitutes and appoints each of Sheryl D. Palmer, Louis Steffens and Darrell C. Sherman, acting singly, his true and lawful agent, proxy and attorney-in-fact, with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to (i) act on, sign and file with the Securities and Exchange Commission any and all amendments (including post-effective amendments) to this Registration Statement together with all schedules and exhibits thereto and any subsequent registration statement filed pursuant to Rule 462(b) under the Securities Act of 1933, as amended, together with all schedules and exhibits thereto, (ii) act on, sign and file such certificates, instruments, agreements and other documents as may be necessary or appropriate in connection therewith, (iii) act on and file any supplement to any prospectus included in this Registration Statement or any such amendment or any subsequent registration statement filed pursuant to Rule 462(b) under the Securities Act of 1933, as amended, and (iv) take any and all actions which may be necessary or appropriate in connection therewith, granting unto such agents, proxies and attorneys-in-fact, and each of them, full power and authority to do and perform each and every act and thing necessary or appropriate to be done, as fully for all intents and purposes as he might or could do in person, hereby approving, ratifying and confirming all that such agents, proxies and attorneys-in-fact or any of their substitutes may lawfully do or cause to be done by virtue thereof.

Pursuant to the requirements of the Securities Act, this Registration Statement has been signed below on June 17, 2022, by the following persons in the capacities indicated.

Signature	Title

/s/ Sheryl D. Palmer	President and Chief Executive Officer and
Sheryl D. Palmer	Chairman of the Board of Directors
(Principal Executive Officer)

/s/ Louis Steffens	Chief Financial Officer
Louis Steffens	(Principal Financial Officer)

/s/ Joseph Terracciano	Chief Accounting Officer
Joseph Terracciano	(Principal Accounting Officer)

/s/ Peter Lane	Director
Peter Lane

/s/ William H. Lyon	Director
William H. Lyon

/s/ Anne L. Mariucci	Director
Anne L. Mariucci

/s/ David C. Merritt	Director
David C. Merritt

/s/ Andrea Owen	Director
Andrea Owen

/s/ Denise F. Warren	Director
Denise F. Warren

/s/ Christopher Yip	Director
Christopher Yip

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